                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                  Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[X] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material under (S)240.14a-12

                                 Orthovita, Inc.
   --------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


   --------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                                 ORTHOVITA, INC.
                             45 Great Valley Parkway
                           Malvern, Pennsylvania 19355

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          To Be Held On [October 4], 2002

Dear Orthovita, Inc. Shareholders:

On [October 4], 2002, Orthovita, Inc. will hold a Special Meeting of Shareholders at our offices, 41 Great Valley Parkway, Malvern, Pennsylvania, 19355, USA, at 10:00 a.m., local time. The purpose of the Special Meeting is to consider and vote upon the following Proposals:

     1. to approve the issuance and sale of up to 500 shares of Orthovita's Series A 6% Adjustable Cumulative Convertible Voting Preferred Stock (the "Series A Preferred Stock"), and warrants to purchase an aggregate of up to 2,198,125 shares of Orthovita's Common Stock (the "Common Stock"), in connection with the second closing of a private financing under the terms and conditions described in the Proxy Statement (the "Financing");

     2. to approve and adopt an amendment to Orthovita's Bylaws providing for the rights of holders of the Series A Preferred Stock to nominate one member to the Board of Directors, and to approve the nomination of up to two additional independent directors who are not affiliated with the holders of the Series A Preferred Stock;

     3. to approve the issuance of shares of Common Stock as payment of dividends on all outstanding shares of the Series A Preferred Stock (the "Dividend Shares"), with the price at which the Dividend Shares are issued based on the market price of the Common Stock as of the record date for the dividend payment; and

     4. to approve the issuance in full of shares of Common Stock that may become issuable upon the conversion of the Series A Preferred Stock and upon the exercise of the warrants sold in the Financing in the event that the anti-dilution provisions of the Series A Preferred Stock and warrants are triggered by a future issuance by Orthovita of Common Stock or other securities effectively equivalent to Common Stock at prices below $1.706 per share with respect to the anti-dilution protection of the Series A Preferred Stock and at prices below $1.612 per share with respect to the anti-dilution protection of the warrants.

     Each of the foregoing Proposals is more fully described in the Proxy Statement accompanying this Notice.

     Only holders of Orthovita's Common Stock and Series A Preferred Stock of record at the close of business on September 11, 2002 (the "Record Date") will be entitled to vote at the Special Meeting. The holders of Common Stock may vote their shares of Common Stock held as of the Record Date on each of the Proposals, and holders of Series A Preferred Stock may only vote their shares of Series A Preferred Stock held as of the Record Date with respect to Proposal 1. Notwithstanding the right of the holders of Series A Preferred Stock to vote on Proposal 1 pursuant to Pennsylvania corporate law, applicable Nasdaq Marketplace Rules prohibit counting any votes of Series A Preferred Stock towards the voting requirements to approve Proposal 1.


     Your Board of Directors recommends that you vote in favor of each of the Proposals outlined in the attached Proxy Statement.

     A list of shareholders permitted to vote at the Special Meeting will be available for inspection by any shareholder at our offices, during normal business hours, for the ten business days prior to the meeting.

                                        By Order of the Board of Directors,

                                        Joseph M. Paiva
                                        Corporate Secretary

Malvern, Pennsylvania, USA
[September] __, 2002

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT
        YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE OR VIA THE INTERNET.

                                 PROXY STATEMENT

                                 ORTHOVITA, INC.
                             45 Great Valley Parkway
                           Malvern, Pennsylvania 19355


Questions And Answers

1. Q: Who Is Soliciting My Vote?

   A: This proxy solicitation is being made by the Board of Directors of Orthovita, Inc. The entire cost of this solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, the attached proxy card and any additional information furnished to the shareholders will be borne by Orthovita. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners, and upon request, Orthovita will reimburse these third parties for their reasonable expenses in doing so. To the extent necessary to ensure sufficient representation at the meeting, we may request, in person, by telephone or telecopy, the return of proxy cards. This solicitation may be made by our directors, officers or regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. We may also employ an outside firm to assist in the solicitation of proxies at our expense.

2. Q: Why Was the Special Meeting Called?

A: Under applicable Marketplace Rules of the National Association of Securities Dealers, Inc. for companies like Orthovita that have securities listed on The Nasdaq National Market, the issuance of certain securities under the terms of the Financing is subject to prior shareholder approval. The Financing documents obligate Orthovita to solicit shareholder approval for the issuance of these securities, as well as for the proposed bylaw amendment described in Proposal 2 of this Proxy Statement. The Board of Directors accordingly called the Special Meeting to solicit shareholder approval of the issuance of these securities under the terms of the Financing and of the proposed bylaw amendment.

3. Q: When Was this Proxy Statement Mailed To Shareholders?

A: This Proxy Statement was first mailed to shareholders on or about [September __], 2002.

4. Q: What Am I Being Asked to Vote On at the Special Meeting?

   A: At the Special Meeting, shareholders will be asked to consider and vote on the following Proposals:

     1. to approve the issuance and sale of up to 500 shares of Orthovita's Series A 6% Adjustable Cumulative Convertible Voting Preferred Stock (the "Series A Preferred Stock"), and warrants to purchase an aggregate of 2,198,125 shares of Orthovita's Common Stock (the "Common Stock"), in connection with the second closing of a private financing under the terms and conditions described in this Proxy Statement (the "Financing");

     2. to approve and adopt an amendment to Orthovita's Bylaws providing for the rights of holders of the Series A Preferred Stock to nominate one member to the Board of Directors, and to approve the nomination of up to two additional independent directors who are not affiliated with the holders of the Series A Preferred Stock;

     3. to approve the issuance of shares of Common Stock as payment of dividends on all outstanding shares of the Series A Preferred Stock (the "Dividend Shares"), with the price at which the Dividend Shares are issued based on the market price of the Common Stock as of the record date for the dividend payment; and

     4. to approve the issuance in full of shares of Common Stock that may become issuable upon the conversion of the Series A Preferred Stock and upon the exercise of the warrants sold in the Financing in the event that the anti-dilution provisions of the Series A Preferred Stock and warrants are triggered by a future issuance by Orthovita of Common Stock or other securities effectively equivalent to Common Stock at prices below $1.706 per share with respect to the anti-dilution protection of the Series A Preferred Stock and at prices below $1.612 per share with respect to the anti-dilution protection of the warrants.

     As described in further detail below, the second closing of the Financing is contingent upon approval by the shareholders of both Proposals 1 and 2.

5. Q: How Does the Board Recommend I Vote On These Proposals?

   A: The Board of Directors recommends a vote in favor of each of the Proposals.

6. Q: Who Is Entitled to Vote at and Attend the Special Meeting?

   A: All holders of Common Stock and Series A Preferred Stock as of September 11, 2002 (the "Record Date") will be entitled to notice of and to attend the Special Meeting. Holders of Common Stock may vote their shares of Common Stock held as of the Record Date on each of the Proposals. Holders of Series A Preferred Stock issued on July 26, 2002 in connection with the first closing of the Financing (the "First Closing") may only vote their shares of Series A Preferred Stock held as of the Record Date with respect to Proposal 1; however, as explained in the next paragraph, these votes will not count towards the number of votes needed to approve Proposal 1.

     If the second closing of the Financing described in Proposal 1 is approved, it will result in an investor in the Financing beneficially owning more than 20% of Orthovita's voting power outstanding prior to the Financing. Under the applicable Nasdaq Marketplace Rules, the issuance to an investor of more than 20% of a company's outstanding voting power is subject to prior shareholder approval. Further, the Nasdaq Marketplace Rules provide that the shares that are issuable in such a transaction are not entitled to vote to approve the transaction. Therefore, while Pennsylvania law gives holders of the Series A Preferred Stock the right to vote on Proposal 1, applicable Nasdaq Marketplace Rules prohibit counting any votes of the Series A Preferred Stock on Proposal 1 towards the voting requirements to approve Proposal 1.

7. Q: How Do I Vote?

   A: There are two ways to vote - by mail OR online via the Internet.

   (i) To vote by mail, sign and date each proxy card you receive and return it in the prepaid envelope.

   (ii) To vote online via the Internet, follow the "online voting" instructions on the proxy card. The proxy card has your unique and confidential login number and password. You will access our Transfer Agent's web side directly to vote the shares. Do not destroy your login number and password, since it will be needed if you choose to revoke your vote at a later time (see (d) below).

     You have the right to revoke your proxy, whether you voted by mail or via the Internet, at any time before the Special Meeting by:

     (a) notifying the Corporate Secretary, Joseph M. Paiva, at the address shown on the Notice of the Special Meeting that accompanies this Proxy Statement;
     (b) voting in person;
     (c) returning a later dated proxy card, OR
     (d) voting via the Internet at a later date.

     Proxies that are voted in accordance with these instructions and are received by Orthovita prior to the Special Meeting will be voted in accordance with the instructions contained thereon. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted in favor of the Proposal.

8. Q:  Who Will Count the Votes?

   A: Representatives of our Transfer Agent, StockTrans, Inc., will serve as the official judges of election for the Special Meeting and will be responsible for counting the votes cast both in person and by proxy.

9. Q:  Is My Vote Confidential?

   A: Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to the Transfer Agent, and handled in a manner that protects your voting privacy. Your vote will not be disclosed except: (1) as needed to permit the Transfer Agent to tabulate and certify the vote; (2) to Orthovita; and (3) as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential unless you ask that your name be disclosed.

10. Q: How Many Shares Can Vote?

   A: Every share of Common Stock is entitled to one vote. As of the Record Date, [20,019,622] shares of Common Stock were issued and outstanding. Shares of Series A Preferred Stock issued in connection with the First Closing are not entitled to vote with respect to any of the Proposals set forth in this Proxy Statement, other than Proposal 1. While Pennsylvania law gives holders of the Series A Preferred Stock the right to vote on Proposal 1, applicable Nasdaq Marketplace Rules prohibit counting any votes of the Series A Preferred Stock on Proposal 1 towards the voting requirements to approve Proposal 1.

11. Q: What Is A "Quorum"?

   A: A "quorum" means the presence of a majority of the outstanding shares entitled to vote at the Special Meeting with respect to a Proposal. The presence of a majority of the shares of Common Stock and Series A Preferred Stock entitled to vote at the Special Meeting under Pennsylvania law will constitute a quorum with respect to Proposal 1 described in this Proxy Statement. The presence of a majority of the shares of Common Stock entitled to vote at the Special Meeting will constitute a quorum with respect to each of Proposals 2, 3 and 4 described in this Proxy Statement. These shares may be present either at the meeting or represented by proxy. Abstentions will be counted for quorum purposes, but broker non-votes will not. Furthermore, since the shares of the Series A Preferred Stock issued in connection with the First Closing of the Financing are not entitled to vote on Proposals 2, 3 or 4 under

Pennsylvania law, they will not count towards the presence of shares for determining a quorum with respect to those Proposals. Since the shares of the Series A Preferred Stock issued in connection with the First Closing of the Financing are entitled to vote on Proposal 1 under Pennsylvania law, they will count towards the presence of shares for determining a quorum with respect to Proposal 1, but their votes on Proposal 1 will not be counted toward the number of votes needed to approve Proposal 1 in accordance applicable Nasdaq Marketplace Rules.

12. Q: What Are the Voting Requirements To Approve A Proposal?

   A: Assuming a quorum is present with respect to each Proposal, a majority of the votes cast in favor of a Proposal is required for approval of such Proposal. You may vote in favor of or against each Proposal, or abstain from voting on any one or all of the Proposals. Abstentions will not be taken into account in determining the outcome of the vote, but will be counted for the purposes of determining a quorum with respect to a Proposal. Broker non-votes will not affect the outcome of the vote on any Proposal, and will not be counted for the purposes of determining a quorum with respect to any Proposal.

13. Q: What Are Broker Non-Votes?

   A: A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes are not entitled to vote on any of the Proposals, and therefore will not be taken into account in determining whether a matter has been approved.

14. Q: Who Are the Principal Shareholders of Orthovita?

A: For information regarding the principal shareholders of Orthovita as of [August __], 2002, see "SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT" on page ___ of this Proxy Statement. OrbiMed Advisors LLC, the investment advisor for three of the investors in the Financing, held shares of Series A Preferred Stock entitled to cast more than 5% of the votes entitled to be cast on Proposal 1 at the Special Meeting as of [August __], 2002. However, Nasdaq Marketplace Rules do not permit the holders of the Series A Preferred Stock to vote on Proposal 1 and the holders of Series A Preferred Stock are not accorded voting rights at the Special Meeting with respect to the matters addressed in Proposals 2, 3 or 4.

15. Q: When Are the Shareholder Proposals for the 2003 Annual Meeting Due?

   A: All shareholder proposals to be considered for inclusion in the proxy statement for next year's annual meeting of shareholders must be submitted in writing to Joseph M. Paiva, Secretary, Orthovita, Inc., 45 Great Valley Parkway, Malvern, Pennsylvania 19355 prior to December 20, 2002.

   If a shareholder notifies us after March 5, 2003 of the intent to present a proposal at our 2003 Annual Meeting of Shareholders, we may use our discretionary voting authority with respect to such proposal, if presented at the meeting, without including the information regarding such proposal in our proxy statement.

Background of the Financing

     On July 19, 2002, Orthovita entered into a Preferred Stock and Warrant Purchase Agreement with OrbiMed Associates, LLC, PW Juniper Crossover Fund LLC, Caduceus Private Investment L.P. (OrbiMed Associates, Juniper Crossover and Caduceus are collectively referred to as "OrbiMed"), and several other purchasers named in the agreement (the "Purchase Agreement"), pursuant to which Orthovita agreed to sell, and the purchasers agreed to buy, 1,900 shares of Series A Preferred Stock and warrants to purchase up to 8,352,872 shares of Common Stock, for an aggregate of $19.0 million in gross proceeds in a private placement transaction (the "Financing"). The Purchase Agreement contemplates two closings, the first of which occurred on July 26, 2002 and involved the sale and issuance of 1,400 shares of Series A Preferred Stock and warrants to purchase 6,154,747 shares of Common Stock, for an aggregate purchase price of $14.0 million. As further explained below, shareholder approval was not required prior to the issuance the shares of Series A Preferred Stock and warrants sold in connection with the First Closing. A second closing, at which an additional 500 shares of Series A Preferred Stock and warrants to purchase 2,198,125 shares of Common Stock (together with the warrants issued in connection with First Closing, the "Warrants") may be purchased by OrbiMed for $5.0 million in gross proceeds, is also contemplated under the terms of Purchase Agreement (the "Second Closing"). A summary of the terms of the Financing is provided in the section of this Proxy Statement entitled "TERMS OF THE FINANCING," beginning on page __.

     SCO Securities LLC is serving as Orthovita's placement agent for this Financing, and in consideration for such services will receive cash fees equal to 7% of the gross proceeds raised in the Financing and warrants to purchase the number of shares of Common Stock equal to 10% of shares of Common Stock issuable upon conversion of the Series A Preferred Stock sold in the Financing, at an exercise price of $1.706 per share. Neither Orthovita nor any of its directors or officers has any relationship with SCO Securities, other than the relationship whereby SCO Securities has served as placement agent and financial advisor for Orthovita in connection with the Financing and other matters.

     THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF ORTHOVITA. The securities referred to in this Proxy Statement have not been registered for sale by Orthovita under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and may not be so offered or sold absent such registration under the Act and in accordance with applicable state securities laws or an exemption from the registration requirements thereof. The purchasers in the Financing consist of a limited number of accredited investors, and the sale of Series A Preferred Stock and grant of the Warrants (as well as the issuance of any additional securities that may become issuable pursuant to the terms of the Series A Preferred Stock and Warrants) was and will be made in reliance on Regulation D promulgated under the Act, which offers an exemption from the registration requirements under the Act.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     On July 26, 2002, Orthovita completed a sale of its Series A Preferred Stock and warrants to purchase Common Stock in a private placement to certain entities including OrbiMed. Currently, OrbiMed beneficially owns more than 5% of Orthovita's outstanding Common Stock and has the right to vote approximately 18% of Orthovita's outstanding Common Stock and Series A Preferred Stock, voting together as a class. OrbiMed has agreed to purchase additional shares of Series A Preferred Stock and warrants to purchase Common Stock at the Second Closing of the private placement if the shareholders of Orthovita approve Proposals 1 and 2, all as more fully described in those Proposals. Orthovita is seeking shareholder approval of additional issuances of Series A Preferred Stock and Warrants to OrbiMed, which would result in OrbiMed's voting power to exceed 20% of Orthovita's outstanding voting securities, as well as cause OrbiMed to beneficially own in excess of 20% of Orthovita's outstanding Common Stock. Specifically, if shareholders approve Proposals 1 and 2 and the Second Closing occurs, OrbiMed will have the right to vote approximately 30.3% of the outstanding shares of our Common Stock and Series A Preferred Stock, voting together as a class, and will beneficially own approximately 33.8% of the outstanding shares of our Common Stock. In Proposal 2, Orthovita is seeking shareholder approval of an amendment to its bylaws that give OrbiMed and the other holders of Series A Preferred Stock the right to approve the nomination of one additional independent director of Orthovita than they are currently entitled to approve. OrbiMed and the other holders of Series A Preferred Stock currently have the right to approve the nomination of one independent director of Orthovita, and to nominate a director of Orthovita who need not be independent.


PROPOSAL 1 - Approval of Issuance of Series A Preferred Stock and Warrants Issuable In Connection With Second Closing of the Financing

     The shareholders entitled to vote at the Special Meeting are being asked to approve the issuance of 500 shares of Series A Preferred Stock which are convertible into 2,930,832 shares of Common Stock, and warrants to purchase 2,198,125 shares of Common Stock (the "Second Closing Securities") at the Second Closing with OrbiMed. Under the terms of the Purchase Agreement, the completion of the Second Closing is contingent upon, among other things, shareholder approval of the issuance and sale of the Second Closing Securities, as well as the amendment to the Bylaws as described in Proposal 2 below. If such approval is obtained, the Second Closing is expected to occur as soon after the Special Meeting as practicable.

Effect of Issuance of the Second Closing Securities

     The issuance of the Second Closing Securities will have the primary effect of increasing the level of beneficial ownership of Orthovita by OrbiMed and its affiliates. As of [August __], 2002, OrbiMed beneficially owned, together with its affiliates, 500 shares of Series A Preferred Stock and warrants to purchase 2,198,124 shares of Common Stock, or [18]% of the votes entitled to be cast as of [August __], 2002. If the Second Closing is effected upon shareholder approval of the issuance of the Second Closing Securities (together with approval of Proposal 2), OrbiMed will beneficially own 1,000 shares of Series A Preferred Stock and warrants to purchase 4,396,249 shares of Common Stock, or [30.3]% of the voting power of Orthovita. In addition, completion of the Second Closing will result in additional dilution to the current holders of Common Stock and Series A Preferred Stock (other than OrbiMed) based on the additional shares of Common Stock that may become issuable in connection with the increases in:

   . the total number of shares of Series A Preferred Stock outstanding from 1,400 shares to 1,900 shares, which means that the total number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock will increase from 8,206,331 to 11,137,162 shares; and
   . the number of shares of Common Stock issuable upon exercise of Warrants from 6,154,747 shares to 8,352,872 shares.

Reason for Shareholder Approval

     Orthovita's Common Stock is listed on The Nasdaq National Market. Shareholder approval is required under Nasdaq Marketplace Rule 4350(i)(1)(B) in connection with the issuance of securities that could result in a "change of control" of an issuer. Rule 4350(i)(1)(B) does not define when a change in control of an issuer may be deemed to have occurred.

     Because the private placement described in this Proposal 1 involves the potential issuance by Orthovita of securities convertible into, and exercisable for, shares of Common Stock that would cause OrbiMed to own more than 20% of Orthovita's currently outstanding Common Stock, Orthovita issued only 500 shares of Series A Preferred Stock and warrants to purchase 2,198,124 shares of Common Stock to OrbiMed at the First Closing and will only sell the Second Closing Securities if approved by the shareholders pursuant to this Proposal 1. The issuance of the Series A Preferred Stock and Warrants to

OrbiMed at the First Closing was not sufficient to cause OrbiMed to own in excess of 20% of Orthovita's outstanding Common Stock and therefore management believes that the issuance did not constitute a "change of control" of Orthovita under the applicable Nasdaq Marketplace Rules. Although Orthovita does not necessarily believe that the issuance of the Second Closing Securities would constitute a change in control of Orthovita, to ensure compliance with Nasdaq Marketplace Rule 4350(i)(1)(B), Orthovita is now seeking approval by the shareholders of Orthovita prior to the issuance of Second Closing Securities that would cause OrbiMed to own in excess of 20% of Orthovita's outstanding Common Stock.

Rationale for the Second Closing

     Orthovita recorded a net loss of $13.79 million on revenues of $3.94 million for fiscal year 2001 and also sustained significant losses from the fiscal years ended 2000 and 1999. At March 31, 2002, Orthovita had an accumulated deficit of $64.9 million. Orthovita needs to generate higher revenue to reach profitability and continue as an ongoing business entity.

     Orthovita is seeking to achieve breakeven net income by increasing revenues while controlling costs, primarily based on achieving revenue growth for its approved products.

     To achieve its goal, Orthovita is seeking to complete the Second Closing of the private placement described in this Proposal 1. The Second Closing will provide Orthovita additional capital, which is critical to its ability to further grow its business and to sustain the confidence of its customers, business partners and employees. The Board therefore has determined that it is in the best interests of Orthovita and its shareholders to consummate the Second Closing, pursuant to which Orthovita would receive an additional $5.0 million in gross proceeds.

Summary of the Second Closing Securities

     A summary of the terms and conditions of the Series A Preferred Stock and the Warrants is included in Proposal 4 under the heading "TERMS OF THE FINANCING."

     The Board recommends a vote FOR the Proposal to approve the issuance of the additional 500 shares of Series A Preferred Stock and warrants to purchase 2,198,125 shares of Common Stock at the Second Closing with OrbiMed.

PROPOSAL 2 - Approval of Amendment to Bylaws Relating to Nomination of Directors by Holders of Series A Preferred Stock

     In connection with the First Closing, the Bylaws were amended pursuant to Board approval to provide that, so long as the holders of the Series A Preferred Stock continue to hold at least 375 shares of the Series A Preferred Stock, the Series A Preferred Stock would be entitled to nominate one director, which person may be an employee of or affiliated with OrbiMed or its affiliates, and, so long as the holders of the Series A Preferred Stock hold at least 1,125 shares of Series A Preferred Stock, to approve the nomination of one additional director, which person must be independent of each holder of the Series A Preferred Stock.

     The shareholders entitled to vote at the Special Meeting are being asked to consider and vote upon a Proposal to approve and adopt another amendment to the Bylaws providing for the rights of holders of the Series A Preferred Stock to nominate one member to the Board of Directors who may be affiliated with OrbiMed and its affiliates, and to approve the nomination of up to two additional directors who are independent and are not affiliated with the holders of the Series A Preferred Stock. Under the proposed amendment to the Bylaws, the holders of the Series A Preferred Stock would maintain the right to nominate one director (who may be affiliated with OrbiMed or its affiliates), so long as they hold at least 333 shares of the Series A Preferred Stock, and the right to approve the nomination of one director (who must be independent), so long as they hold 1,000 shares of the Series A Preferred Stock, and would also have the right to approve the nomination of one more independent director than is otherwise available under the current Bylaws, for so long as they hold at least 1,667 shares of the Series A Preferred Stock.

     As discussed under Proposal 1 above, completion of the Second Closing under the terms of the Purchase Agreement is contingent upon shareholder approval of Proposal 1, which is the issuance of the Second Closing Securities, as well as the amendment to the Bylaws described in this Proposal 2. A complete copy of the proposed amendment to the Bylaws is attached as Appendix A to this Proxy Statement (the "Proposed Bylaw Amendment").

     You should be aware of the possibility of the completion of the Second Closing if the shareholders approve Proposal 1 but not Proposal 2. While the Purchase Agreement provides that the approval of the Proposed Bylaw Amendment by Orthovita's shareholders is a condition to the Second Closing, it is a condition that may be waived by OrbiMed. The Board has the authority to amend the Bylaws without shareholder approval. Therefore, in the event that the shareholders approve Proposal 1 but do not approve Proposal 2, and if OrbiMed waives shareholder approval of the Proposed Bylaw Amendment as a condition to the Second Closing, then the Board may consider approving the Proposed Bylaw Amendment so that the Second Closing may be completed.

     The Board recommends a vote FOR the Proposal to approve and adopt the amendment to the Bylaws providing for rights of the holders of the Series A Preferred Stock to nominate one member of the Board of Directors, and to approve the nomination of up to two additional directors who are non-affiliated with the holders of the Series A Preferred Stock.


PROPOSAL 3 - Approval of Issuance of Common Stock that May Be Issuable Pursuant To Payment of Dividends In Kind With Respect To the Shares of the Series A Preferred Stock, With the Price at Which the Dividend Shares Are Issued Based on the Market Price At the Time of Issuance.

     The shareholders entitled to vote at the Special Meeting are being asked to approve the issuance of Common Stock that may become issuable pursuant to Orthovita's option to pay dividends in kind with respect to the Series A Preferred Stock, with the price of the shares issued to pay the dividends based upon the market price of the Common Stock as of the record date for the dividend payment . As described in the section beginning on page __ of this Proxy Statement entitled "Terms of the Series A Preferred Stock - Dividends," dividends on the Series A Preferred Stock will accrue and accumulate at a rate of 6% of the stated value of the shares (subject to certain upward adjustments), payable on a quarterly basis in cash or in kind at the option of Orthovita. In addition, if Orthovita exercises its right to force a conversion of the Series A Preferred Stock prior to July 1, 2005 upon its achievement of certain revenue targets, Orthovita would have an obligation to pay dividends on each share of Series A Preferred Stock in an amount equal to the difference between (x) $2,000 and (y) the amount of dividends paid or accrued but unpaid on each share of Series A Preferred Stock as of the date of the forced conversion.

     Nasdaq Marketplace Rule 4350(i)(1)(D) (the "20% Rule") requires companies that are listed on the Nasdaq National Market to obtain shareholder approval prior to issuing common stock (or shares convertible into or exercisable for common stock) in a private financing at a price less than the market value of the common stock as of the date when investors commit to purchase securities in the financing, where the amount of common stock to be issued (or issuable upon conversion or exercise) is or will be greater than 20% of the common stock or voting power of the company outstanding prior to the issuance. Since the investors in the Financing committed to purchase the Series A Preferred Stock on July 19, 2002, the date on which the Purchase Agreement was executed, the issuance of securities in payment of dividends in kind based upon the market price at the time of issuance at a per share price below $1.612 (the average of the closing bid prices of our Common Stock for the five trading days prior to July 19, 2002) would be considered a below-market issuance under the 20% Rule.

     Pursuant to the terms of the Series A Preferred Stock, if Orthovita elects to pay dividends in shares of Common Stock, the Common Stock will be valued at the "Current Market Price" of the Common Stock as of the record date for the dividend payment. The "Current Market Price" means, in respect of any share of Common Stock on a specified date: (i) if the Common Stock is traded publicly, the higher of (x) the book value per share of Common Stock on such date, and (y) the average of the daily market prices for the 20 consecutive trading days immediately prior to such date; or (ii) if there is not then a public market for the Common Stock, the higher of (x) the book value per share of Common Stock on such date, and (y) the appraised value per share of Common stock at such date.

     Since the market price of our Common Stock may be less than $1.612 per share when dividends on the Series A Preferred Stock are payable, the accumulated dividend payments on the Series A Preferred Stock over time (assuming payment in kind) may result in the issuance of a number of shares of Common Stock in excess of the 20% Rule at a below-market price. The terms of the Series A Preferred Stock currently provide that, regardless of failure to obtain shareholder approval with respect to this Proposal, Orthovita will not be required to issue shares of Common Stock if such issuances would result in a violation of the 20% Rule (See "Terms of the Series A Preferred Stock - Limitations on Issuances of Common Stock" below). Orthovita is nonetheless seeking shareholder approval of payment of dividends on the Series A Preferred Stock in kind, in accordance with the 20% Rule, in order to maintain the option to make dividend payments when due and payable either in cash or in kind, based on the Board's determination of the availability of surplus cash and the best interests of Orthovita and its shareholders at the time of such payments.

     The Board recommends a vote FOR the Proposal to approve the issuance of Common Stock that may become issuable upon the payment of dividends in kind on the Series A Preferred Stock, regardless of the market value of such shares.

PROPOSAL 4 - Approval of Issuance of Additional Securities That May Become Issuable Pursuant To the Terms of the Series A Preferred Stock and Warrants, Regardless of Whether the Additional Securities Are Issued at a Price Below $1.706 per Share.

     As explained in Proposal 3, Nasdaq Marketplace Rule 4350(i)(1)(D), which is referred to the "20% Rule," requires Orthovita to obtain shareholder approval before issuing securities that are convertible into, or exercisable for, more than 20% of the shares of Orthovita's Common Stock outstanding prior to the issuance, at prices below the market price of Orthovita's Common Stock at the time purchasers commit to acquire such securities. Based on the initial conversion price of the Series A Preferred Stock, the shares of Common Stock issuable upon conversion and exercise, respectively, of the Series A Preferred Stock and Warrants sold in connection with the Financing would constitute the issuance of more than 20% of Orthovita's outstanding Common Stock or voting power prior to the issuance. The management of Orthovita does not believe that the sale of the Series A Preferred Stock and Warrants violates the 20% Rule because the shares of Common Stock are issuable thereunder at a price equal to the market value of the Common Stock as of the date of the Purchase Agreement, as evidenced by the trailing five-day average of the closing bid prices of the Common Stock prior to the date of the Purchase Agreement. To illustrate, the initial conversion price of the Series A Preferred Stock is $1.706 (the "Conversion Price"), is the sum of (x) the average of the closing bid prices of the Common Stock for the five trading days prior to the date of the Purchase Agreement ($1.612) plus (y) $.094 (the per share value attributed to the Warrants by Nasdaq). The initial exercise price of the Warrants is $1.612 per share (the "Exercise Price"). However, due to possible adjustments that may occur with respect to the Conversion Price "Terms of the Series A Preferred Stock - Adjustments to Conversion Price" below) and the Exercise Price (see "Terms of the Warrants - Exercise Price; Adjustments" below), the effective price at which the shares of Common Stock are issuable in connection with the Financing may later be calculated to be below the market price of the Common Stock as of the date of the Purchase Agreement.

     The Conversion Price of the Series A Preferred Stock and the Exercise Price of the Warrants are subject to downward adjustment if Orthovita issues securities at a price per share lower than the Conversion Price or the Exercise Price, respectively. In the event that the Conversion Price is adjusted downward in accordance with the terms of the Series A Preferred Stock or if the Exercise Price is adjusted downward in accordance with the terms of the Warrants, then the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock or exercise of the Warrants may violate the 20% Rule.

     While Orthovita does not currently have any plans to raise additional funds by issuing securities at prices below the Conversion Price or the Exercise Price, we cannot assure that we will not need to raise additional funds in the future through the issuance of our securities. In the event that our future capital raising needs and market conditions necessitate issuing our securities at prices below the Conversion Price or the Exercise Price, we would like to have the ability to proceed with such a transaction without the delay and expense of obtaining shareholder approval at such subsequent time. Therefore, we are presently seeking shareholder approval for the issuance of Common Stock that may be issuable upon the conversion of the Series A Preferred Stock and upon the exercise of the Warrants in the event that the anti-dilution provisions of the Series A Preferred Stock and the warrants are triggered. These anti-dilution provisions would be triggered if we issued our securities in the future at prices below $1.706 per share with respect to the anti-dilution protection of the Series A Preferred Stock and at prices below $1.612 per share with respect to the anti-dilution protection of the warrants. For example, if we engaged in a future issuance of our Common Stock or securities effectively equivalent to Common Stock at a price below $1.706 per share, then the Conversion Price of the Series A Preferred Stock would be adjusted to a price below $1.706, resulting in an increase to the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock. Similarly, if we engaged in a future issuance of our Common Stock or securities effectively equivalent to Common Stock at a price below $1.612 per share, then the number of shares of Common Stock issuable upon the exercise of the warrants would increase and the exercise price of the warrants would decrease. If this Proposal 4 is approved at the Special Meeting, Orthovita does not intend to solicit further shareholder approval for the issuance of Common Stock upon the conversion of the Series A Preferred Stock at a Conversion Price below $1.706, and upon the exercise of the Warrants at a price below $1.612 per share, unless otherwise required by law or applicable Nasdaq Marketplace Rules. The terms of any securities that may be authorized or offered in a dilutive issuance, including dividend or interest rates, conversion prices, voting rights, redemption prices, preemptive rights, maturity dates and similar matters, will be determined by Orthovita's board of directors.

     The Financing documents provide that the securities cannot be converted or exercised to the extent that such conversion or exercise would violate the 20% Rule. In the event that our shareholders do not approve this Proposal 4 and we issue securities at prices below the Conversion Price or the Exercise Price, the Series A Preferred Stock could not be converted and the Warrants could not be exercised to the extent such conversion or exercise would violate the 20% Rule. In that situation, unless and until our shareholders approved the issuance of Common Stock upon the conversion of the Series A Preferred Stock at a rate lower than the Conversion Price and the exercise of the Warrants at a price lower than the Exercise Price, then the holders of the Series A Preferred Stock would continue to be entitled to the rights afforded to the Series A Preferred Stock, including the right to receive dividends, and the holders of the

Warrants would not be entitled to exercise the Warrants.

     The Board recommends a vote FOR the Proposal to approve the issuance in full of Common Stock that may be issuable upon the conversion of the Series A Preferred Stock and the exercise of the Warrants sold in the private financing, without regard to the Conversion Price or Exercise Price, as applicable, if Orthovita issues securities at prices below $1.706 per share with respect to the anti-dilution protection of the Series A Preferred Stock and at prices below $1.612 per share with respect to the anti-dilution protection of the warrants.

TERMS OF THE FINANCING

     The principal terms of the Financing, including the rights, preferences and privileges of the Series A Preferred Stock and a description of the Warrants, are summarized below. Copies of (i) the Purchase Agreement, (ii) the Statement of Designations, Rights and Preferences of the Series A Preferred Stock (the "Statement of Designations"), (iii) the form of the Warrants, (iv) the form of the warrants to be issued to SCO Securities, as placement agent, or its designees (the "Placement Agent Warrants") and (v) the Investor Rights Agreement, dated as of July 19, 2002, among Orthovita and the purchasers of the Series A Preferred Stock (the "Investor Rights Agreement" ) (collectively, (i) through (v) above are referred to as the "Financing Documents") have been filed by Orthovita as exhibits to a Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 23, 2002 and amended on July 30, 2002. You are encouraged to review the full text of the Financing Documents. The following summary is qualified in its entirety by reference to the more detailed terms set forth in the Financing Documents.

Investor Rights Agreement

     Restricted Securities. The issuance of the Series A Preferred Stock, the Warrants (and any additional securities that may become issuable pursuant to the terms of the Series A Preferred Stock and the Warrants) will not be registered under the Act or any other applicable securities laws and will therefore be deemed to be "restricted securities" under the Act. As a result, these securities may only be sold, assigned, transferred or otherwise disposed of if subsequently registered or if an exemption from registration is available.

     Registration. Orthovita has agreed to prepare and file with the Securities and Exchange Commission (the "SEC"), within 75 days of the date of the First Closing, a registration statement (the "Registration Statement") covering the resale of the shares of Common Stock issuable upon conversion and exercise of the Series A Preferred Stock and the Warrants, respectively, or issuable as payment of dividends on the Series A Preferred Stock and any additional shares issued upon any stock split, stock dividend or similar event with respect such shares (the "Registrable Securities"). If (i) the Registration Statement is not filed within the applicable 75-day period, (ii) Orthovita fails to file with the SEC a written request for acceleration of the effectiveness of the Registration Statement within five business days of notification by the SEC that the Registration Statement will not be reviewed, or is not subject to further review, or (iii) certain other events described in the Investor Rights Agreement occur, then, for each full month that the applicable requirement has not been met, Orthovita must pay to the holders of the Series A Preferred Stock a cash damage payment equal to two percent of the purchase price of the shares of Series A Preferred Stock then held by such holders.

Terms of Series A Preferred Stock

     Purchase Price. The purchase price of the Series A Preferred Stock is $10,000 per share.

     Dividends. Dividends on the Series A Preferred Stock will accrue and be cumulative from the date of

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

original issuance of the shares of Series A Preferred Stock, whether or not such dividend is earned or declared by the Board of Directors, and will be payable at the option of Orthovita either in cash or in kind (subject to share issuance caps as set forth in the Statement of Designations (see "Limitations on Issuances of Common Stock" below)) on March 31, June 30, September 30 and December 31 of each year. The dividend rate (the "Dividend Rate") on each share of Series A Preferred Stock will be 6% per year on the $10,000 face value of the Series A Preferred Stock. Commencing June 30, 2004, the Dividend Rate will increase by an additional two percentage points per share per year, up to a maximum Dividend Rate of 14% per share per year. In addition, in the event that the Series A Preferred Stock becomes subject to mandatory conversion due to the achievement of certain revenue targets by Orthovita, as more fully described below, Orthovita will pay an additional dividend equal to the difference between
(x) $2,000 per share of Series A Preferred Stock to be converted and (y) the sum of all dividends that have been paid and all accrued but unpaid dividends with respect to each such share.

     Conversion Price. Each share of Series A Preferred Stock is convertible at any time, at the option of the holder, into shares of Common Stock (subject to the share issuance caps set forth in the Statement of Designations). The number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock is equal to (A) (i) in the event of a deemed liquidation of Orthovita, the amount equal to the difference between $12,000 per share of Series A Preferred Stock and all dividends that have been paid or are accumulated and unpaid with respect to one share of Series A Preferred Stock, or
(ii) in all other cases, $10,000 per share of Series A Preferred Stock, plus any accumulated and unpaid dividends thereon, divided by (B) the Conversion Price, which is currently $1.706. A "deemed liquidation" shall be deemed to have occurred if there is an acquisition of Orthovita by another entity that results in the transfer of over 50% of the outstanding voting power, or the sale of all or substantially all of the assets or capital stock of Orthovita, unless (i) in connection with such transaction, the holders of Series A Preferred Stock receive preferred stock having terms and conditions no less favorable then those of the Series A Preferred Stock; or (ii) Orthovita redeems the Series A Preferred Stock.

     Mandatory Conversion. The Series A Preferred Stock will be automatically converted, at the Conversion Price then in effect, at any time following any of the following events:

     . the Registration Statement covering the Registrable Securities is effective (or such shares may be sold without registration under the Act), and the market price of the Common Stock is greater than 200% of the Conversion Price;
     . the closing of a firm commitment underwritten offering of Common Stock, of which the offering price is greater than 200% of the Conversion Price, the aggregate gross proceeds to Orthovita are greater than $20.0 million, and the Registration Statement covering the Registrable Shares is effective (or such shares may be sold without registration under the Act);
     . the closing of a sale of a majority of the capital stock of Orthovita or a merger or consolidation of Orthovita in which it is not the surviving entity, and the per share consideration received by the holders of the Common Stock is not less than 110% of the Conversion Price plus all accrued and unpaid dividends;
     . notice is given by Orthovita that is has filed with the SEC a Quarterly Report on Form 10-Q or Annual Report on Form 10-K that reports, for the immediately preceding fiscal quarter or fiscal year, whichever may be applicable, revenues from sales of Orthovita's VITOSS(TM), CORTOSS(TM), RHAKOSS(TM), IMBIBE(TM) and ALIQUOT(TM) products equal to or in excess of either (a) $6.25 million or (b) $5.0 million if Orthovita acquires an entity with a capitalization in excess of $10.0 million that has products being sold; or
     . written notice of mandatory conversion is given by OrbiMed to Orthovita and the other holders of Series A Preferred Stock; provided, however, that if OrbiMed forces a conversion upon the closing of a sale of the majority of the capital stock of Orthovita or a merger or consolidation of

        Orthovita in which it is not the surviving entity, then the holders of at least a majority of the shares of Series A Preferred Stock then outstanding must consent to such conversion (provided that such consenting holders cannot have an aggregate ownership interest of 10% or more in the other entity party to the merger or consolidation), and the consideration to be received by holders of the Series A Preferred Stock must be no less than an amount equal to the difference between $12,000 per share of Series A Preferred Stock and all dividends that have been paid, or are accumulated and unpaid, with respect to one share of Series A Preferred Stock.

     Limitations on Issuances of Common Stock. Orthovita is generally not permitted to issue additional shares of Common Stock upon conversion of the Series A Preferred Stock or pursuant to a dividend in kind payment with respect to a holder of Series A Preferred Stock, if the number of shares of Common Stock then beneficially owned by such holder and its affiliates would exceed 4.95%, with the exception of OrbiMed (the "Beneficial Ownership Cap"). To the extent that any shares of Series A Preferred Stock are not automatically converted into Common Stock upon the occurrence of a mandatory conversion event on account of the Beneficial Ownership Cap, then certain rights of the Series A Preferred Stock, including the right to accrue dividends, liquidation preferences, adjustments to the Conversion Price by virtue of Dilutive Issuances (see "Adjustments to Conversion Price" below), redemption rights and protective voting provisions, shall cease.

     In addition, if Orthovita is prohibited by the Nasdaq Marketplace Rules or similar rules or regulations from issuing an aggregate number of shares of Common Stock upon conversion of the Series A Preferred Stock, as a payment of any dividends thereon or upon exercise of the Warrants in excess of a prescribed amount (the "Issuance Cap Amount"), then Orthovita will not issue shares upon conversion of the Series A Preferred Stock, as a payment of any dividend or upon exercise of the Warrants in excess of the Issuance Cap Amount. Prior to the approval by the shareholders of the Financing at the Special Meeting, the foregoing restriction will limit the number of shares of Common Stock issuable to 4,003,904 shares. In the event that Proposal 1 is approved by the shareholders at the Special Meeting, this limitation on the amount that may be issued will no longer apply.

     Adjustments to Conversion Price. The Conversion Price will be subject to adjustment in certain events including stock splits, stock dividends, subdivisions or combinations of the Common Stock, and issuing to the holders of Common Stock dividends or other distributions of:

     . cash (other than cash dividends paid out of earnings or earned surplus legally available under the laws of Pennsylvania);
     . evidences of indebtedness, shares of stock of any class or any other securities or property; or
     . any warrants or other rights to subscribe for or purchase any evidences of indebtedness, any shares of stock of any class or any other securities or property of any nature or purchase of other rights for or securities convertible into stock, warrants, securities or other property.

     In the event that Orthovita issues or sells additional shares of Common Stock (including securities exercisable for or convertible into Common Stock) for consideration per share that is less than the then-applicable Conversion Price (a "Dilutive Issuance"), the Conversion Price of the Series A Preferred Stock will also be subject to adjustment in the following manner:

     . if a Dilutive Issuance occurs at any time prior to the close of business on July 26, 2006, then the Conversion Price will be adjusted on a "full ratchet" basis, meaning that the Conversion Price will be reduced to the price per share issued in the Dilutive Issuance; and
     . if a Dilutive Issuance occurs at any time after July 26, 2006, then the Conversion Price will be adjusted on a "weighted-average" basis, meaning that the Conversion Price will be reduced based on the weighted average of the purchase price paid for the Series A Preferred Stock and the per share price of the shares issued in the Dilutive Issuance.

     A Dilutive Issuance will be deemed not to have occurred, however, in the following events:

     . issuance of Common Stock upon the exercise of options or the issuance of stock options under any currently authorized stock option plan;

     . the exercise of options, warrants or other convertible securities outstanding as of July 23, 2002, the date of filing of the Statement of Designations with the Commonwealth of Pennsylvania (the "Existing Warrants");

     . the conversion of the Series A Preferred Stock or the exercise of the Warrants;

     . the issuance of shares as payment of dividends on the Series A Preferred Stock;

     . the issuance of shares pursuant to a stock split, combination, subdivision, dividend or other distribution on outstanding shares of common stock; or

     . the issuance of shares of Common Stock, options or warrants issuable pursuant to the anti-dilution provisions contained in the Existing Warrants.

     In the event of a downward adjustment to the Conversion Price, more shares of Common Stock will therefore be issuable upon subsequent conversions of the Series A Preferred Stock than would be issuable prior to such adjustment. Shareholder approval being sought hereby will constitute consent to such issuances (as it will for purposes of the issuances constituting dividend in kind payments on the Series A Preferred Stock) even if they cause the aggregate issuances to the holders of Series A Preferred Stock to exceed, or to exceed by an increasingly greater amount, the number of shares permitted by the 20% Rule.

     Redemption by the Holders of the Series A Preferred Stock. Upon the occurrence of each of the following events, each holder of Series A Preferred Stock can require Orthovita to redeem each share of Series A Preferred Stock held by such holder:

     . Orthovita's failure or refusal to convert any shares of the Series A Preferred Stock in accordance with the terms of the Statement of Designations, or its material breach of any other term or provision of the terms of the Series A Preferred Stock;
     . any breach of any warranty or representation of Orthovita as of the date of the Purchase Agreement that is reasonably likely to have a material adverse effect on Orthovita; or
     . any breach by Orthovita of any covenant or other provision of the Purchase Agreement that is reasonably likely to have a material adverse effect on Orthovita.

     Redemption by the Company. Orthovita may, at the option of the Board of Directors, elect to redeem in whole or in part the shares of the Series A Preferred Stock at the following times:

     .  at any time after July 26, 2004;
     . at any time in lieu of effecting an adjustment to the Conversion Price upon a Dilutive Issuance; or
     . on or prior to July 26, 2004 in connection with the acquisition of Orthovita by another entity by means of any transaction or series of transactions that results in the transfer of over 50% of its outstanding voting power, or the sale of all or substantially all of the assets or capital stock of Orthovita.

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

The amount payable in redemption of each share of Series A Preferred Stock will be cash equal to (i) $11,000 plus (ii) any accrued and unpaid dividend payments, and plus (iii) only if Orthovita elects to redeem the Series A Preferred Stock prior to July 26, 2004, dividends on each share of Series A Preferred Stock that would have accrued on such shares from the date of redemption to July 26, 2004.

     Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of Orthovita, the holders of the Series A Preferred Stock will be entitled to receive, prior and in preference to the holders of the Common Stock, a liquidation preference per share of Series A Preferred Stock equal to the greater of the following:

     (1) in the event of a deemed liquidation, such as the acquisition of Orthovita by another entity that results in the transfer of over 50% of the outstanding voting power, or the sale of all or substantially all of the assets or capital stock of Orthovita (a "Change of Control"), an amount equal to the difference between $12,000 per share of Series A Preferred Stock and all dividends that have been paid, or are accumulated and unpaid, with respect to one shares of Series A Preferred Stock; or, in all other cases, $10,000 per shares of Series A Preferred Stock plus any accumulated and unpaid dividends thereon; or
     (2) the cash or other property distributable upon such liquidation with respect to the shares of Common Stock into which the Series A Preferred Stock (plus all accrued and unpaid dividends) could have been converted immediately prior to the liquidation payment.

If the assets upon liquidation are insufficient to make the full payment to the holders of the Series A Preferred Stock, then the available assets will be distributed pro-rata among the holders of the Series A Preferred Stock.

     Voting Rights. The holders of Series A Preferred Stock will have full voting rights and powers equal to the voting rights and powers of the holders of the Common Stock and will be entitled to notice of all shareholder meetings in accordance with the Bylaws. The holders of the Series A Preferred Stock will be entitled to vote with respect to any question upon which the holders of the Common Stock have the right to vote and will vote with the holders of the Common Stock as one class, including the right to vote for the election of directors (except that the Series A Preferred Stock will not be permitted to vote on the approval of the Proposals 2, 3 or 4 set forth in this Proxy Statement or proposals to approve any issuance of securities in excess of the Issuance Cap Amount). Each holder of shares of Series A Preferred Stock will be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted on the record date for the taking of vote at the initial Conversion Price, or $1.706, subject to the Beneficial Ownership Cap and the Issuance Cap Amount. The initial Conversion Price will not be subject to adjustment, other than with respect to stock dividends, subdivisions and combinations, for purposes of determining the number of votes to which a holder of Series A Preferred Stock is entitled.

     Protective Provisions. As long as any shares of Series A Preferred Stock are outstanding and constitute more than 15% of all of the outstanding Common Stock (assuming conversion of all convertible securities into Common Stock), Orthovita may not generally, without the approval of holders representing a majority of the shares of the Series A Preferred Stock, take the following actions:

     . amend, alter or repeal any provision of Orthovita's Articles of Incorporation;
     . authorize or create, or increase the number of authorized shares of, any stock of any class, or any security convertible into stock of any class, or authorize or create any new class of preferred stock, other than the authorization or issuance of preferred stock with substantially the same terms as the Series A Preferred Stock and having no more favorable terms than the Series A Preferred Stock and having no preferences senior to the rights of the Series A Preferred Stock in an amount not to exceed the amount by which $20.0 million exceeds the total purchase price of the Series A Preferred Stock;
     . redeem, purchase or acquire, directly or indirectly, any shares of capital stock of Orthovita or any of its subsidiaries or any option, warrant or other right to purchase or acquire any such shares, other than redemption of the Series A Preferred Stock and the Financing Warrants; or
     . declare or pay any dividend or other distribution with respect to the capital stock of Orthovita or any subsidiary, other than a dividend or other distribution pursuant to the terms of the Series A Preferred Stock.

Terms of the Warrants

     Exercise Period. The Warrants are exercisable at any time until July 25, 2007, or such earlier date as determined by OrbiMed in accordance with the Warrants prior to the consummation of a Change of Control. Pursuant to the terms of the Warrants, if Orthovita authorizes, approves or enters into an agreement contemplating a Change of Control, then OrbiMed may, at its election, cause the exercise period of the Warrants to expire by giving at least 15 days prior notice to the holders of the Warrants. However, if OrbiMed elects to shorten the exercise period, but the Change of Control is not consummated, then the expiration date of the Warrants shall be reinstated to July 25, 2007.

     Exercise Price; Adjustments. The exercise price of the Warrants is $1.612 per share. The exercise price of, and the number of shares subject to, the Warrants will be subject to adjustment in certain events including stock splits, stock dividends, subdivisions or combinations of the Common Stock, and the taking of record of the holders of Common Stock for the purpose of entitling them to receive dividends or other distributions of:

     . issuances of cash (other than cash dividends paid out of surplus earnings);
     . evidences of indebtedness, shares of stock of any class or any other securities or property; and
     . any warrants or other rights to subscribe for or purchase any evidences of indebtedness, any shares of stock of any class or any other securities or property of any nature or purchase of other rights for or securities convertible into stock, warrants, securities or other property.

In addition, the Exercise Price and number of shares issuable upon exercise of the Warrants is subject to adjustment on a weighted-average basis in the event that Orthovita issues or sells additional shares of Common Stock (including securities exercisable for or convertible into Common Stock) for consideration per share that is less than the then-applicable Exercise Price of the Warrants (a "Warrant Dilutive Issuance"). If a Warrant Dilutive Issuance occurs, the Exercise Price will decrease and the number of shares issuable upon exercise of the warrants will increase.

     You should note that the shareholder approval being sought hereby will constitute consent to the issuance of additional shares of Common Stock upon the subsequent exercise of the Warrants following a Warrant Dilutive Issuance, even if they cause the aggregate issuances to exceed the number of shares permitted by the 20% Rule.

     Cashless Exercise. Each Warrant may be exercised at any time after the first anniversary of its issuance on a cashless basis, whereby the warrant holder, upon exercise, will receive that number of shares of Common Stock with a then current value equal to the difference between the then current fair market value of the aggregate number of shares of Common Stock being exercised and the aggregate exercise price for such shares pursuant to the Warrant.

     Redemption of the Warrants. Provided that all of the shares of Common Stock issuable upon the exercise of the Warrants are registered for resale under an effective Registration Statement (or such shares are not required to be registered under the Act), then Orthovita may redeem each of the Warrants, in whole or in part, for a redemption amount equal to $0.10 per share underlying the applicable Warrant, if either:

     . the average of the closing prices of the Common Stock over twenty consecutive trading days exceeds 200% of the Exercise Price; or
     . the redemption is made in lieu of an adjustment to the Exercise Price and number of shares underlying the Warrants triggered by a Warrant Dilutive Issuance.

In addition, Orthovita may also redeem each of the Warrants, in whole or in part, upon or after the consummation of a Change of Control, for a redemption amount equal to the value of the rights to purchase the shares underlying the applicable warrant calculated using the Black-Scholes Option Pricing Model and using certain assumptions set forth in the Warrants.

Terms of the Placement Agent Warrants

     The Placement Agent Warrants have terms that are substantially similar to those under the Warrants described above, except that the exercise price of the Placement Agent Warrants is $1.706 per share, and the exercise price and number of share issuable upon exercise of such warrants are not subject to adjustment upon the issuance of securities below the exercise price then in effect.

Our Capital Needs; Consequences of Non-Approval

     Management believes that obtaining additional funds is critical to our ability to continue operations. However, because of the restrictions of the 20% Rule, we are limited in the amount we may raise through the sale of our equity securities without shareholder approval. The Financing will result in net proceeds to Orthovita of approximately $17.5 million if the approval sought hereby is obtained. If shareholder approval of Proposals 1 and 2 above is not obtained, then the Second Closing will not occur, and we will have raised approximate net proceeds of only $12.9 million in connection with the First Closing.

     Based on current market conditions, management and the Board of Directors believe that a sale of our securities in the public markets at the current market price of the Common Stock would not likely be achievable. A public offering would also involve substantial delay and significant expense, and might be unsuccessful given current conditions in the market for public company issuances. Therefore, the Board of Directors believes that our best alternative for additional financing is to complete the Financing on the terms outlined in Proposals 1 and 2 above. The Board has also determined, based on current market conditions, the extensive arms-length negotiations with the purchasers of the Series A Preferred Stock and discussions with other potential investors, that the equity securities being sold in the Financing are being issued and sold for fair value.

Use of Proceeds

     We will use the proceeds from the sale of the Series A Preferred Stock and the Warrants for working capital and general corporate purposes. We are prohibited from using the proceeds for the following:

     .  accelerated payment of debt existing on the date of the Purchase
        Agreement;

     . the payment of dividends or other distributions on any capital stock of Orthovita other than the Series A Preferred Stock;
     . increased executive compensation or loans to officers, employees, shareholders or directors, unless approved by a disinterested majority of the Board of Directors;
     . the purchase of debt or equity securities, including those of Orthovita or our subsidiaries except in connection with investment of excess cash in high quality (A1/P1 or better) money market instruments having maturities of one year or less; or
     .  any expenditure not directly related to the business of Orthovita.

        In connection with the Financing, we agreed to pay our placement agent, SCO Securities LLC, a cash fee equal to up to 7% of the gross proceeds raised in the Financing. The proceeds of the Financing will be used to pay the applicable placement agent fees. Upon the First Closing, we paid $980,000 and will pay $350,000 at the Second Closing for placement agent fees.


           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table shows, as of [August 27], 2002 and, as of that date, after giving effect to the Second Closing, how much of our stock is reportedly owned by persons or entities that we have reason to believe may beneficially own more than 5% of each class of our outstanding voting securities, including Common Stock and Series A Preferred Stock. Also set forth in the table is how much of our Common Stock and Series A Preferred Stock is beneficially owned by each of our directors and executive officers, individually and as a group, as of [August 27], 2002 and, as of that date, after giving effect to the Second Closing. The table includes shares of each class of the voting securities issuable currently or within 60 days after [August 27], 2002 upon the exercise of stock options or warrants and upon the conversion of Series A Preferred Stock. When calculating beneficial ownership under SEC rules, any securities not outstanding but which may be acquired upon the exercise of warrants or options or upon the conversion of a security are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by a particular person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

     The table also indicates the total voting power of each of our directors and executive officers, individually and as a group, as well as the total voting power of each of the persons or entities that we have reason to believe has the power to vote more than 5% of each class of our outstanding voting securities, with the Common Stock and Series A Preferred Stock voting together as a class, as of [August 27], 2002 and, as of that date, after giving effect to the Second Closing. The aggregate voting power of Common Stock and Series A Preferred Stock is presented in order to show the ability of principal shareholders, directors and executive officers to influence the outcome of matters requiring shareholder approval. The voting power reflected in the table includes votes that would be obtained upon the exercise of warrants or options into shares of Common Stock if such warrants or options may be exercised currently or within 60 days after [August 27], 2002. The holders of Common Stock and Series A Preferred Stock will generally vote together as a class in order to approve matters requiring shareholder approval. Further, holders of the Series A Preferred Stock have the right to vote prior to converting their shares into Common Stock. Each share of Series A Preferred Stock is entitled to that number of votes equal to the number of shares of Common Stock into which it is convertible on the record date for the taking of the vote.

     The table has been prepared based on [20,057,457] shares of Common Stock and 1,400 shares of Series A Preferred Stock outstanding as of [August 27], 2002, and on the assumption that 500 shares of Series A Preferred Stock convertible into 2,930,832 shares of Common Stock and warrants to purchase 2,198,125 shares of Common Stock will be sold to OrbiMed at the Second Closing.

----------------------------------------------------------------------------------------------------------------------

Name and Address                                                               As of [August 27], 2002

----------------------------------------------------------------------------------------------------------------------
                                                                                               % of Aggregate Voting
                                                                                                  Power of Common
                                                                                                Stock and Series A
Five Percent (5%) Shareholders:         Class                    Number          % of Class     Preferred Stock/(1)/
----------------------------------------------------------------------------------------------------------------------
Caduceus Private Investment
  L.P.                           Common Stock                 3,436,400/(2)/         14.6%             12.4%
c/o OrbiMed Advisors LLC         Series A Preferred Stock           335              23.9%
767 Third Avenue, 30th Floor
New York, NY 10017
----------------------------------------------------------------------------------------------------------------------
H&Q Healthcare Investors/(4)/
30 Rowes Wharf, 4/th/ floor      Common Stock                 1,020,000               5.1%              3.9%
Boston, MA 02110-3328            Series A Preferred Stock            --                --
----------------------------------------------------------------------------------------------------------------------
Hambrecht & Quist
  Capital Management             Common Stock                 1,700,000/(5)/          8.5%              6.5%
  Incorporated/(4)/              Series A Preferred Stock            --                --
30 Rowes Wharf, 4/th/ floor
Boston, MA 02110-3328
----------------------------------------------------------------------------------------------------------------------
Samuel D. Isaly
OrbiMed Advisors Inc.            Common Stock                 5,128,955/(7)/         20.4%             18.0%
OrbiMed Advisors LLC             Series A Preferred Stock           500/(8)/         35.7%
OrbiMed Capital LLC
PW Juniper Management,
  L.L.C.
PW Fund Advisor, L.L.C.
PW Alternative Asset
  Management, Inc./(6)/
c/o OrbiMed Advisors LLC
767 Third Avenue, 30th Floor
New York, NY 10017
----------------------------------------------------------------------------------------------------------------------
Paul Capital Royalty
  Acquisition Fund, L.P.         Common Stock                 1,721,763               8.6%              6.6%
99 Park Avenue, 8/th/ floor      Series A Preferred Stock            --                --
New York, NY 10016


----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

Name and Address                           After giving effect to Second Closing

------------------------------------------------------------------------------------------
                                                                   % of Aggregate Voting
                                                                      Power of Common
                                                                    Stock and Series A
Five Percent (5%) Shareholders:      Number          % of Class     Preferred Stock/(1)/
------------------------------------------------------------------------------------------
Caduceus Private Investment
  L.P.                                 (3)                (3)               (3)
c/o OrbiMed Advisors LLC
767 Third Avenue, 30th Floor
New York, NY 10017
------------------------------------------------------------------------------------------
H&Q Healthcare Investors/(4)/
30 Rowes Wharf, 4/th/ floor       1,020,000               5.1%              3.5%
Boston, MA 02110-3328                    --                --
------------------------------------------------------------------------------------------
Hambrecht & Quist
  Capital Management              1,700,000               8.5%              5.8%
  Incorporated/(4)/                      --                --
30 Rowes Wharf, 4/th/ floor
Boston, MA 02110-3328
------------------------------------------------------------------------------------------
Samuel D. Isaly
OrbiMed Advisors Inc.            10,257,911/(9)/         33.8%             30.3%
OrbiMed Advisors LLC                  1,000              52.6%
OrbiMed Capital LLC
PW Juniper Management,
  L.L.C.
PW Fund Advisor, L.L.C.
PW Alternative Asset
  Management, Inc./(6)/
c/o OrbiMed Advisors LLC
767 Third Avenue, 30th Floor
New York, NY 10017
------------------------------------------------------------------------------------------
Paul Capital Royalty
  Acquisition Fund, L.P.          1,721,763               8.6%              5.8%
99 Park Avenue, 8/th/ floor              --                --
New York, NY 10016


------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

Name and Address                                                               As of [August 27], 2002

----------------------------------------------------------------------------------------------------------------------
                                                                                               % of Aggregate Voting
                                                                                                  Power of Common
                                                                                                Stock and Series A
Five Percent (5%) Shareholders:         Class                    Number          % of Class     Preferred Stock/(1)/
----------------------------------------------------------------------------------------------------------------------
PW Juniper Crossover Fund
  LLC                            Common Stock                 1,620,750/(10)/         7.5%              6.0%
c/o OrbiMed Advisors LLC         Series A Preferred Stock           158              11.3%
767 Third Avenue, 30th Floor
New York, NY 10017
----------------------------------------------------------------------------------------------------------------------
The Rennes Fondation
Aeulestrasee 38                  Common Stock                 2,679,768/(11)/        13.0%             10.0%
FL-9490 Vaduz                    Series A Preferred Stock            --                --
Principality of Liechtenstein
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

Name and Address                           After giving effect to Second Closing

------------------------------------------------------------------------------------------
                                                                   % of Aggregate Voting
                                                                      Power of Common
                                                                    Stock and Series A
Five Percent (5%) Shareholders:      Number          % of Class     Preferred Stock/(1)/
------------------------------------------------------------------------------------------
PW Juniper Crossover Fund
  LLC                                  (3)                (3)               (3)
c/o OrbiMed Advisors LLC
767 Third Avenue, 30th Floor
New York, NY 10017
------------------------------------------------------------------------------------------
The Rennes Fondation
Aeulestrasee 38                   2,679,768/(11)/        13.0%              8.9%
FL-9490 Vaduz                            --                --
Principality of Liechtenstein
------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

                                                                      As of [August 27], 2002
-----------------------------------------------------------------------------------------------------------
                                                                                    % of Aggregate Voting
                                                                                       Power of Common
Directors and Named                                                                  Stock and Series A
Executive Officers:                Class                  Number       % of Class    Preferred Stock/(1)/
-----------------------------------------------------------------------------------------------------------
Paul Ducheyne, Ph.D.      Common Stock               1,182,925/(12)/         5.9%             4.5%
                          Series A Preferred Stock          --                --
-----------------------------------------------------------------------------------------------------------
David S. Joseph           Common Stock                 734,992               3.7%             2.8%
                          Series A Preferred Stock          --                --
-----------------------------------------------------------------------------------------------------------
Erik M. Erbe, Ph.D.       Common Stock                 170,250/(13)/           *                *
                          Series A Preferred Stock          --                --
-----------------------------------------------------------------------------------------------------------
Joseph M. Paiva           Common Stock                  77,500/(14)/           *                *
                          Series A Preferred Stock          --                --
-------------------------------------------------------------------------------- --------------------------
David J. McIlhenny        Common Stock                  43,650/(15)/           *                *
                          Series A Preferred Stock          --                --
-----------------------------------------------------------------------------------------------------------
Jeffrey J. Wicklund       Common Stock                  40,250/(16)/           *                *
                          Series A Preferred Stock          --                --
-----------------------------------------------------------------------------------------------------------
Maarten Persenaire        Common Stock                  52,500/(17)/           *                *
                          Series A Preferred Stock          --                --
-----------------------------------------------------------------------------------------------------------
Antony Koblish            Common Stock                  42,300/(18)/           *                *
                          Series A Preferred Stock          --                --
-----------------------------------------------------------------------------------------------------------
James M. Garvey           Common Stock                 807,893/(19)/         4.0%             3.1%
                          Series A Preferred Stock          --                --
-----------------------------------------------------------------------------------------------------------
Jos. B. Peeters, Ph.D.    Common Stock                  24,155/(20)/           *                *
                          Series A Preferred Stock          --                --
-----------------------------------------------------------------------------------------------------------
Randal R. Betz, M.D.      Common Stock                  47,905/(21)/           *                *
                          Series A Preferred Stock          --                --
-----------------------------------------------------------------------------------------------------------
Morris Cheston, Jr.       Common Stock                  23,905/(22)/           *                *
                          Series A Preferred Stock          --                --
-----------------------------------------------------------------------------------------------------------
Robert M. Levande         Common Stock                  30,405/(23)/           *                *
                          Series A Preferred Stock          --                --
-----------------------------------------------------------------------------------------------------------
Directors and executive   Common Stock               3,278,630/(24)/        15.9%            12.2%
officers as a group (13   Series A Preferred Stock          --                --
persons)
-----------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------

                                  After giving effect to Second Closing
---------------------------------------------------------------------------------
                                                          % of Aggregate Voting
                                                             Power of Common
Directors and Named                                        Stock and Series A
Executive Officers:             Number       % of Class    Preferred Stock/(1)/
---------------------------------------------------------------------------------
Paul Ducheyne, Ph.D.       1,182,925/(12)/         5.9%             4.0%
                                  --                --
---------------------------------------------------------------------------------
David S. Joseph              734,992               3.7%             2.5%
                                  --                --
---------------------------------------------------------------------------------
Erik M. Erbe, Ph.D.          170,250/(13)/           *                *
                                  --                --
---------------------------------------------------------------------------------
Joseph M. Paiva               77,500/(14)/           *                *
                                  --                --
------------------------------------------------------ --------------------------
David J. McIlhenny            43,650/(15)/           *                *
                                  --                --
---------------------------------------------------------------------------------
Jeffrey J. Wicklund           40,250/(16)/           *                *
                                  --                --
---------------------------------------------------------------------------------
Maarten Persenaire            52,500/(17)/           *                *
                                  --                --
---------------------------------------------------------------------------------
Antony Koblish                42,300/(18)/           *                *
                                  --                --
---------------------------------------------------------------------------------
James M. Garvey              807,893/(19)/         4.0%             2.7%
                                  --                --
---------------------------------------------------------------------------------
Jos. B. Peeters, Ph.D.        24,155/(20)/           *                *
                                  --                --
---------------------------------------------------------------------------------
Randal R. Betz, M.D.          47,905/(21)/           *                *
                                  --                --
---------------------------------------------------------------------------------
Morris Cheston, Jr.           23,905/(22)/           *                *
                                  --                --
---------------------------------------------------------------------------------
Robert M. Levande             30,405/(23)/           *                *
                                  --                --
---------------------------------------------------------------------------------
Directors and executive    3,278,630/(24)/        15.9%            10.9%
officers as a group (13           --                --
persons)
---------------------------------------------------------------------------------

-----------------------
     * Less than 1%
     (1) Under the terms of the Series A Preferred Stock, other than with respect to OrbiMed, the number of shares of Common Stock that may be acquired by a holder of Series A Preferred Stock and the number of shares of Series A Preferred Stock that shall be entitled to voting rights, shall be limited to the extent necessary to insure that, following a conversion of Series A Preferred Stock, the number of shares of Common Stock then beneficially owned by the holder and its affiliates does not exceed 4.95% of the total number of shares of Common Stock then outstanding (the "Beneficial Ownership Cap"). The Beneficial Ownership Cap does not apply if OrbiMed forces the conversion of the Series A Preferred Stock in accordance with the terms thereof (see Terms of Series A Preferred Stock - Mandatory Conversion, above). Under the Beneficial Ownership Cap, the maximum number of votes to which holders of Series A Preferred Stock are entitled as of [August 27], 2002 is as follows:

         -------------------------------------------------------------------------------------------------
          Name                                                 Votes Prior to the     Votes After Giving
                                                                 Second Closing         Effect to the
                                                                                        Second Closing
         -------------------------------------------------------------------------------------------------
          OrbiMed Associates LLC, PW Juniper Crossover Fund              2,930,832              5,861,664
          LLC and Caduceus Private Investments, L.P.
          (collectively)
         -------------------------------------------------------------------------------------------------
         DMG Legacy Fund LLC, DMG Legacy Institutional Fund              1,299,889              1,460,906
         LLC and DMG Legacy International Fund Ltd.
         (collectively)
         -------------------------------------------------------------------------------------------------
          SDS Merchant Fund, L.P.                                          799,889                960,906
         -------------------------------------------------------------------------------------------------
          Xmark Fund, L.P. and Xmark Fund, Ltd.                            293,083                293,083
          (collectively)
         -------------------------------------------------------------------------------------------------
          ProMed Partners, L.P. and ProMed Offshore Fund,                  293,083                293,083
          Ltd. (collectively)
         -------------------------------------------------------------------------------------------------
          SCO Capital Partners LLC                                         381,008                381,008
         -------------------------------------------------------------------------------------------------
          Paul Scharfer                                                    205,158                205,158
         -------------------------------------------------------------------------------------------------
          Total:                                                         6,202,942              9,455,808
         -------------------------------------------------------------------------------------------------

     (2) Includes warrants to purchase 1,472,743 shares of Common Stock and 1,963,657 shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock.
     (3) The 500 shares of Series A Preferred Stock convertible into 2,930,832 shares of Common Stock and warrants to purchase 2,198,125 shares of Common Stock that may be sold at the Second Closing may be allocated among OrbiMed Associates LLC, PW Juniper Crossover Fund LLC and Caduceus Private Investments, L.P. or purchased by any one of them. The number of shares of Series A Preferred Stock and Common Stock, the percentage of voting power of each class of Series A Preferred Stock and Common Stock, and the percentage of aggregate voting power of Series A Preferred Stock and Common Stock owned by PW Juniper Crossover Fund LLC and Caduceus Private Investments, L.P., together with their affiliates, after giving effect to the Second Closing, is disclosed under the entry for Samuel D. Isaly, OrbiMed Advisors Inc., OrbiMed

         Advisors LLC, OrbiMed Capital LLC, PW Juniper Management, L.L.C., PW Fund Advisor, L.L.C. and PW Alternative Asset Management, Inc. See Note 6 below.
     (4) Based solely on information contained in a Schedule 13G filed by Hambrecht & Quist Capital Management Incorporated ("HQCM") with the Securities and Exchange Commission on April 26, 2001 (the "Schedule 13G"), HQCM disclaims any beneficial interest in the 1,020,000 shares of Orthovita common stock held by H&Q Healthcare Investors, and the 680,000 shares of Orthovita common stock held by H&Q Life Science Investors. Moreover, as stated in its Schedule 13G, HQCM is of the view that the client accounts that it manages are not acting as a "group" for purposes of Section 13(d) under the Securities and Exchange Act of 1934 (the "1934 Act") and that it and such clients are not otherwise required to attribute to each other the "beneficial ownership" of securities "beneficially owned" under Rule 13d-3 promulgated under the 1934 Act. Therefore, as stated in its Schedule 13G, HQCM is of the view that the shares held in such accounts should not be aggregated for purposes of Section 13(d). However, HQCM stated in its Schedule 13G that it made the Schedule 13G filing on a voluntary basis as if all the shares were beneficially owned by HQCM on a joint basis.
     (5) Of the 1,700,000 shares of Common Stock, H&Q Healthcare Investors holds 1,020,000 shares and H&Q Life Sciences holds 680,000 shares.
     (6) Based solely on information contained in the Amendment to Schedule 13D filed on August 12, 2002 by Samuel D. Isaly, OrbiMed Advisors Inc., OrbiMed Advisors LLC, OrbiMed Capital LLC, PW Juniper Management, L.L.C., PW Fund Advisor, L.L.C. and PW Alternative Asset Management, Inc., amending and updating the Schedule 13D filed by Samuel D. Isaly, OrbiMed Advisors Inc., OrbiMed Advisors LLC and OrbiMed Capital LLC with the Securities and Exchange Commission on August 5, 2002 (as amended on August 12, 2002, the "Schedule 13D"): (i) OrbiMed Advisors LLC is a registered investment adviser under the Investment Advisers Act of 1940, as amended, that acts as managing member of OrbiMed Associates LLC ("Associates") pursuant to the terms of its limited liability company agreement; (ii) OrbiMed Advisors Inc. is a registered investment adviser under the Investment Advisers Act of 1940, as amended, that, through a joint venture with PW Fund Advisor, LLC entitled PW Juniper Management, L.L.C., acts as an investment manager of PW Juniper Crossover Fund LLC, a registered investment company ("Juniper"), pursuant to the terms of the PW Juniper Crossover Fund, LLC investment advisory agreement; (iii) OrbiMed Capital LLC is a limited liability company that acts as general partner to Caduceus Private Investments, L.P., a private equity fund ("Caduceus"), pursuant to the terms of its limited partnership agreement; (iv) PW Fund Advisor, L.L.C. is a limited liability company that serves as the managing member of PW Juniper Management, L.L.C.; and (v) PW Alternative Asset Management, Inc. is the sole member of PW Fund Advisor, L.L.C. Pursuant to these agreements and relationships, OrbiMed Advisors LLC, OrbiMed Advisors Inc. and OrbiMed Capital LLC have discretionary investment management authority with respect to the assets of Associates, Juniper and Caduceus. Such authority includes the power to vote and otherwise dispose of Series A Preferred Stock and warrants to purchase Common Stock purchased by Associates, Juniper and Caduceus. Mr. Isaly, a natural person, owns all of the outstanding stock of, and controls the management and operation of OrbiMed

         Advisors Inc. Mr. Isaly also owns a controlling interest in OrbiMed Advisors LLC and OrbiMed Capital LLC.
     (7) Includes warrants to purchase 2,198,124 shares of Common Stock and 2,930,831 shares of Common Stock issuable upon the conversion of Series A Preferred Stock, of which: (i) OrbiMed Associates LLC holds warrants to purchase 30,774 shares of Common Stock and 41,031 shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock; (ii) Caduceus Private Investment L.P. holds warrants to purchase 1,472,743 shares of Common Stock and 1,963,657 shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock; and
         (iii) PW Juniper Crossover Fund LLC holds warrants to purchase 694,607 shares of Common Stock and 926,143 shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock.
     (8) Of the 500 shares of Series A Preferred Stock, OrbiMed Associates LLC holds 7 shares, Caduceus Private Investment L.P. holds 335 shares and PW Juniper Crossover Fund holds 158 shares.
     (9) Includes warrants to purchase 4,396,249 shares of Common Stock and 5,861,662 shares of Common Stock issuable upon the conversion of Series A Preferred Stock.
    (10) Includes warrants to purchase 694,607 shares of Common Stock and 926,143 shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock.
    (11) Includes warrants to purchase 566,894 shares of Common Stock.
    (12) Includes 712,647 shares held in trust for the benefit of Dr.
         Ducheyne's children, of which 63,573 shares are obtainable upon the exercise of warrants granted to certain shareholders. Dr. Ducheyne disclaims beneficial ownership of the shares held by the foregoing trusts.
    (13) Includes options to purchase 170,250 shares of Common Stock.
    (14) Includes options to purchase 75,500 shares of Common Stock.
    (15) Includes options to purchase 43,650 shares of Common Stock.
    (16) Includes options to purchase 40,250 shares of Common Stock.
    (17) Includes options to purchase 47,000 shares of Common Stock.
    (18) Includes options to purchase 40,000 shares of Common Stock.
    (19) Includes 788,143 shares of Common Stock held in the name of Schroder Ventures Life Sciences. Mr. Garvey is the Chief Executive Officer and Managing Partner of Schroder and disclaims beneficial ownership of the referenced securities held in the name of Schroder. Includes options to purchase 18,750 shares of Common Stock.
    (20) Includes options to purchase 18,750 shares of Common Stock.
    (21) Includes options to purchase 42,500 shares of Common Stock.
    (22) Includes options to purchase 17,500 shares of Common Stock.
    (23) Includes options to purchase 15,000 shares of Common Stock owned by Mr. Levande. Also includes options to purchase 10,000 shares of Common Stock owned by Palantir Group, Inc. Mr. Levande is the President of Palantir Group, Inc.
    (24) Includes an aggregate of shares subject to options and warrants that are exercisable (or will become exercisable within 60 days of August 27, 2002) to acquire 602,723 shares of Common Stock by all directors and named executive officers, as a group.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this Proxy Statement the documents listed below, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the date of the Special Meeting:

         . our annual report on Form 10-K for the year ended December 31, 2001, filed with the Commission on April 1, 2002, together with the financial statements of Orthovita as of December 31, 2001 and December 31, 2000 filed as exhibits thereto; and

         . all other reports filed under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2001.

         To the extent that any statement in this Proxy Statement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this Proxy Statement, the statement in this Proxy Statement shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superceded, to constitute a part of this Proxy Statement. Statements contained in this Proxy Statement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the documents incorporated by reference herein.

         We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our public filings, including reports, proxy and information statements, are also available on the SEC's web site at http://www.sec.gov.

         We will furnish without charge to each person to whom a copy of this Proxy Statement is delivered, upon written or oral request, a copy of the information that has been incorporated into this Proxy Statement by reference (except exhibits, unless they are specifically incorporated into this Proxy Statement by reference). You should direct any requests for copies to:

                         Orthovita, Inc.
                         45 Great Valley Parkway
                         Malvern, Pennsylvania 19034
                         (610) 640-1775
                         Attention: Joseph M. Paiva, Chief Financial Officer



By Order of the Board of Directors


Joseph M. Paiva
Corporate Secretary

[ ___________, ] 2002

                                                                      Appendix A


                            PROPOSED BYLAW AMENDMENT

Proposed amendment to replace subparagraph (c) under Section 5.02 of the Bylaws in its entirely with the following. Terms not defined herein will have the meanings ascribed to them in the Purchase Agreement:

(c)  Nomination of Directors by Holder of Preferred Stock.

     (1) Commencing on ________, 2002 and continuing for such time as holders of the Corporation's Series A 6% Adjustable Convertible Voting Preferred Stock (the "Preferred Holders") continue to hold 333 shares of the Corporation's Series A 6% Adjustable Cumulative Convertible Voting Preferred Stock (the "Series A Preferred Stock"), the Preferred Holders shall have the right to:

          (i) nominate one (1) director of the Corporation, which person may be an employee of or affiliated with one or more of OrbiMed Associates LLC, PW Juniper Crossover Fund LLC or Caduceus Private Investment L.P.; and

          (ii) approve the nomination of up to two (2) additional directors of the Corporation, which persons must be independent from each of the Preferred Holders, constitute "independent directors" within the meaning of the rules of the National Association of Securities Dealers, Inc. and have knowledge of the financial or healthcare industries (the "Independent Directors"), provided that the Preferred Holders collectively own at least 1,667 shares of Series A Preferred Stock; provided further, however that the Preferred Holders shall be entitled to approve the nomination of only one Independent Director if they collectively own less than 1,667 but more than 1,000 shares of Series A Preferred Stock. The nomination of each Independent Director by the Corporation shall be subject to the approval of the Preferred Holders, which approval shall not be unreasonably withheld.

     (2) Nominations for the election of directors under this Section 5.02(c) shall be valid only if the Preferred Holders making such determination (a) are holders of record of Series A Preferred Stock on the date of the giving of the notice provided for in this Section 5.02(c)(2) and on the record date for the determination of shareholders entitled to vote at such meeting and (b) comply with the notice procedures set forth in this Section 5.02(c)(2).

     In addition to any other applicable requirements, for a nomination to be made by the Preferred Holders pursuant to this Section 5.02(c), the Preferred Holders must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, such notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Preferred Holders in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Public disclosure shall include, but not be limited to, information contained in a document publicly filed by the Corporation with the Securities and Exchange Commission under
Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     To be in proper written form, the Preferred Holders' notice to the Secretary must set forth:

(A) as to each person whom the Preferred Holders proposes to nominate for election as a director: (i) the name, age, business address and residence of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and

(B) (i) the name and record address of each of the Preferred Holders making such nomination, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such Preferred Holders, (iii) a description of all arrangements or understandings between such Preferred Holders and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Preferred Holders, and (iv) any other information relating to such Preferred Holders that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

     If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

This subparagraph (c) shall be void and of no further effect immediately, without any further action by the Board of Directors, upon the date on which the Preferred Holders collectively cease to own at least 333 shares of Series A Preferred Stock.

                                 ORTHOVITA, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON [October 4], 2002

     The undersigned hereby appoints Antony Koblish and Joseph M. Paiva, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Orthovita, Inc., a Pennsylvania corporation, which the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Company to be held at Orthovita's offices located at 41 Great Valley Parkway, Malvern, Pennsylvania 19355, at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Special Meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

       -----------------------------detach here---------------------------
The Board of Directors recommends a vote FOR Proposals 1 through 4.

PROPOSAL 1: approval of the issuance and sale of up to 500 shares of Orthovita's Series A 6% Adjustable Cumulative Convertible Voting Preferred Stock, and warrants to purchase an aggregate of up to 2,198,125 shares of Orthovita's Common Stock, in connection with the second closing of a private financing.

                       [_] FOR   [_] AGAINST   [_] ABSTAIN

PROPOSAL 2: approval and adoption of an amendment to Orthovita's Bylaws providing for the rights of holders of the Series A Preferred Stock to nominate one member to the Board of Directors, and to approve the nomination of up to two additional independent directors who are not affiliated with the holders of the Series A Preferred Stock.

                       [_] FOR   [_] AGAINST   [_] ABSTAIN

PROPOSAL 3: approval of the issuance of Common Stock as payment of dividends on all outstanding shares of Series A Preferred Stock, with the price at which the dividend shares are issued based on the market price of the Common Stock as of the record date for the dividend payment.

                       [_] FOR   [_] AGAINST   [_] ABSTAIN

(continued and to be signed on other side)

--------------------------------------------------------

               (continued from other side)

PROPOSAL 4: approval of the issuance in full of shares of Common Stock that may become issuable upon the conversion of the Series A Preferred Stock and upon the exercise of the warrants sold in the Financing in the event that the anti-dilution provisions of the Series A Preferred Stock and warrants are triggered by a future issuance by Orthovita of Common Stock or other securities effectively equivalent to Common Stock at prices below $1.706 per share with respect to the anti-dilution protection of the Series A Preferred Stock and at prices below $1.612 per share with respect to the anti-dilution protection of the warrants.

                       [_] FOR   [_] AGAINST   [_] ABSTAIN


Place signature below:

_______________________________

_______________________________              Date: _____________, 2002
Note: Please sign this proxy exactly as name(s) appear hereon. When signing as attorney-in-fact, executor, administrator, trustee, or guardian, please add your title as such, and if signed as a corporation, please sign with full corporate name by duly authorized officer or officers. If a partnership, please sign in partnership name by authorized person. Where stock is issued in the name of two or more persons, all such persons should sign.


Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

                                 ORTHOVITA, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON [OCTOBER 4], 2002

     The undersigned hereby appoints Antony Koblish and Joseph M. Paiva, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Series A 6% Adjustable Cumulative Convertible Voting Preferred Stock of Orthovita, Inc., a Pennsylvania corporation, which the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Company to be held at Orthovita's offices located at 41 Great Valley Parkway, Malvern, Pennsylvania 19355, at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Special Meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

       -----------------------------detach here---------------------------
The Board of Directors recommends a vote FOR Proposal 1.

PROPOSAL 1: approval of the issuance and sale of up to 500 shares of Orthovita's Series A 6% Adjustable Cumulative Convertible Voting Preferred Stock, and warrants to purchase an aggregate of up to 2,198,125 shares of Orthovita's Common Stock, in connection with the second closing of a private financing.

                       [_] FOR   [_] AGAINST   [_] ABSTAIN


------------------------------------------------


Place signature below:


_______________________________

_______________________________              Date: _____________, 2002
Note: Please sign this proxy exactly as name(s) appear hereon. When signing as attorney-in-fact, executor, administrator, trustee, or guardian, please add your title as such, and if signed as a corporation, please sign with full corporate name by duly authorized officer or officers. If a partnership, please sign in partnership name by authorized person. Where stock is issued in the name of two or more persons, all such persons should sign.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

                                       1